UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 2, 2004

 AmeriResource Technologies, Inc.
(Exact name of small business issuer as specified in its charter)

Delaware	84-1084784
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

0-20033
Commission File Number

3440 E. Russell Road, Suite 217, Las Vegas, Nevada 89120
(Address of principal executive offices)

Registrant's telephone number including area code: 702.214.4249

(Former name, former address and former fiscal year, if changed since last report.)

Section 2
Item 2.01. Completion of Acquisition or Disposition of Assets

On December 2, 2004, AmeriResource Technologies, Inc. entered into an agreement whereby it sold all of its 100% interest in its subsidiary Net2Auction Corporation to Net2Auction, Inc. In exchange, Net2Auction, Inc.. sold to AmeriResource Technologies, Inc. 25,000,000 shares of Net2Auction, Inc. Common Stock and 6,500,000 shares of Net2Auction, Inc. Super Voting Preferred Stock. Following the transaction, AmeriResource Technologies, Inc. owns approximately 99% of all of the voting rights in Net2Auction, Inc. Net2Auction Corporation is an operator of online auction drop-off locations that allow customers to sell their goods in online auctions more conveniently. The purchase price was determined arbitrarily; however, the exchange represents a 100% for 99% exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmeriResource Technologies, Inc.
December 6, 2004

/s/ Delmar Janovec
___________________________________________
Delmar Janovec,
President of AmeriResource Technologies, Inc.